SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”)

First Potomac Realty Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland	37-1470730
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-107172

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Shares of Beneficial Interest, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common shares of beneficial interest is included under the caption “Description of Shares” in the prospectus included in Part I of the Registrant’s Registration Statement on Form S-11 (File No. 333-107172), initially filed with the Commission on July 18, 2003 (the “Registration Statement”) and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST POTOMAC REALTY TRUST

Date: October 10, 2003	By:	/s/ Douglas J. Donatelli
Name: Douglas J. Donatelli
Title: President and Chief Executive Officer